Exhibit 10.7

PRIVATE AGREEMENT

between

GRUPPO LEPETIT S.p.A., having its registered office at Via R. Lepetit 8, Lainate (MI), Milan, Tax and VAT No. 0079596015, and Milan Companies Registry no. 22409, - in the person of its pro tempore legal representative,

(hereinafter referred to as “ LEPETIT ”)

and

BIOSEARCH ITALIA S.p.A., having its registered office at Via Terraggio 17, Milan, Tax and VAT No. 11922440158, and Milan Companies Registry no. 1523129, - in the person of its pro tempore legal representative

(hereinafter referred to as “BIOSEARCH”)

WHEREAS

•	On 4 December 1998 BIOSEARCH and LEPETIT entered into a private agreement whereby they agreed the basic principles governing their future relations in connection with the development and production of propriety active ingredients and BIOSEARCH technology (hereinafter the “Deed”)

•	BIOSEARCH has asked LEPETIT whether the latter would be willing to produce for it the active ingredient RAMOPLANIN (hereinafter “RAMOPLANIN”) at LEPETIT’s Brindisi plant (hereinafter the “Plant”) using technology owned by BIOSEARCH ITALIA (hereinafter the “Technology”);

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	LEPETIT has declared that is willing to perform such activities and accordingly the parties have, in keeping with the terms of the Deed, negotiated in good faith all the aspects of the activities to be carried out;

•	now it is necessary to formalise in a specific agreement the contents of the understanding reached .

THEREFORE THE PARTIES AGREE AS FOLLOWS

ARTICLE 1 - RECITALS

The preceding recitals are an integral part of this Agreement.

ARTICLE 2 - OBJECT

BIOSEARCH appoints LEPETIT to proceed to produce RAMOPLANIN subject to the terms and conditions set forth herein. For its part LEPETIT accepts the appointment.

ARTICLE 3 - [*] LOAN

3.1	In view of the necessity to adapt the facilities at the Plant in order to proceed to production of RAMOPLANIN and in keeping with the terms of the Deed, BIOSEARCH undertakes to acquire the equipment agreed with LEPETIT and to take responsibility for modifying and adapting the facilities required for the

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

production process (hereinafter referred to all together as the “Equipment”), subject to joint testing of the Equipment.

3.2	LEPETIT undertakes to follow installation of the Equipment in the Plant with its own engineering personnel.

3.3	Further to and within the meaning of Article 1803 et seq. of the Civil Code, BIOSEARCH grants a [*] loan of the Equipment to LEPETIT which accepts. At a subsequent date the Equipment shall be described in a separate written document which will upon its signing form an integral part of this Agreement.

The Equipment will be used at the Plant within the framework of the RAMOPLANIN production process

3.4	LEPETIT shall maintain custody of and manage the Equipment with the care one would expect of a good father, performing all ordinary and special maintenance.

3.5	Upon cessation for any reason of the relationship concerning RAMOPLANIN, BIOSEARCH will retake possession of the Equipment, arranging to remove it at its own risk and expense.

3.6	The [*] loan shall commence from the date of effective installation of the Equipment, as indicated in the installation report, and will terminate on the date of cessation of relations concerning RAMOPLANIN. On that date the parties may also reach an agreement in good faith on the possibility for LEPETIT to purchase the Equipment unless further relations are entertained

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

between the parties regarding other studies and products which will entail use of the Equipment.

3.7	In any event BIOSEARCH shall accept the return of the Equipment in the state it finds it resulting from fair wear and tear, hereby waiving any right to compensation or right to have the Equipment returned in a pristine state unless the damage thereto is connected to the clear negligence of LEPETIT.

3.8	LEPETIT shall assist in the installation of the Equipment and provide the engineering support of its own personnel or third parties as the case may be. Such service, as well as any assistance provided by third parties (engineering companies, specialists, assemblers, etc.) must be authorised in advance by BIOSEARCH, which shall bear the full costs thereof. Any objections concerning defects (latent or otherwise) in the Equipment or the machinery lent [*] shall be made by LEPETIT directly to the suppliers, as BIOSEARCH has made such arrangements with the latter. BIOSEARCH undertakes to ensure that the [*] lent Equipment is kept free of any charges and burdens.

Any claims or complaints regarding possible defects or faults, including hidden defects, in the Equipment or the machinery granted on [*] loan must be addressed by LEPETIT directly to the suppliers, as has been agreed by BIOSEARCH with the said suppliers themselves. BIOSEARCH undertakes to keep the Equipment granted on [*] loan free of all liens and encumbrances.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4 - MANUFACTURING

4.1	BIOSEARCH appoints LEPETIT to proceed to utilise the technology for the production of RAMOPLANIN according to the procedure (hereinafter the “Manufacturing”) that will be the result of activities performed in collaboration with LEPETIT for its finalisation on an industrial scale.

4.2	In accordance with Article 4 of the Deed, LEPETIT will be [*] for RAMOPLANIN and BIOSEARCH is expressly [*] of RAMOPLANIN of not less than [*] of its [*] during the period of effectiveness of this Agreement.

4.3	LEPETIT undertakes to perform the Manufacturing fully observing the applicable laws and good manufacturing practice as well as the production licenses issued by the Ministry of Health.

ARTICLE 5 - LIABILITY

5.1	LEPETIT shall be liable for any loss, damage or claim of any nature arising out of or in connection with the Manufacturing and directly stemming from its activities save for cases of force majeure and circumstances beyond the control of LEPETIT. Such liability refers solely to activities carried out or to be carried out by LEPETIT further to this Agreement.

5.2	LEPETIT shall not be liable for any loss, damage or claim where such have arisen as a result of the activities carried out or to be carried out by BIOSEARCH further to this Agreement.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3	Should LEPETIT come to know of any claim and/or legal proceedings instituted with reference to RAMOPLANIN, it shall timely notify BIOSEARCH accordingly in order to agree a common line of defence.

5.4	BIOSEARCH shall be liable for any loss, damage or claim of any nature arising out of or in connection with the application of the manufacturing procedure provided to LEPETIT that stem from shortcomings in its analysis of the risks involved in the said procedure or in the information it has given to LEPETIT.

ARTICLE 6 - SUPPLY OF TECHNOLOGY AND RAW MATERIALS

NECESSARY FOR THE MANUFACTURING

BIOSEARCH shall be obliged to supply LEPETIT information on the quantity and quality of raw materials, the specifications, the control and analysis methods and the RAMOPLANIN manufacturing process. At its own risk and expense BIOSEARCH shall be obliged to supply the technology to LEPETIT at the Plant, of which a fundamental part is the Stock of RAMOPLANIN necessary for the manufacturing. The Technology supplied shall be shall be utilised by LEPETIT exclusively for the Manufacturing.

LEPETIT for its part undertakes to directly supply all the raw materials necessary for the Manufacturing, acquiring them from its regular suppliers or those agreed with BIOSEARCH. The costs of the raw materials will be charged by LEPETIT to

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BIOSEARCH at the end of each Manufacturing at effective average inventory price at the time of their use.

ARTICLE 7 - CHECKS AND CONTROLS

Without prejudice to the provisions of specific articles of this Agreement, as regards quality control and inspection procedures the parties will adhere to the relevant procedures used in the Plant and the methods described in the documentation furnished by BIOSEARCH. BIOSEARCH shall be entitled to carry out checks and inspections on the Manufacturing, which LEPETIT shall permit provided they are performed during normal working hours on business days.

ARTICLE 8 - PERMITS AND AUTHORISATIONS

At its own risk and expense LEPETIT shall apply for the grant of whatever authorisations are required from an environmental and safety point of view to produce RAMOPLANIN in compliance with the applicable laws, rules and regulations in force. Moreover, LEPETIT shall send the required communications and notices concerning the production of RAMOPLANIN, complying with the specific obligations imposed by the applicable legislation.

ARTICLE 9 - CONFIDENTIALITY

The parties undertake to treat as secret and confidential all information they become aware of from the other party during the performance of this Agreement

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and also agree not to use such information for purposes other than this Agreement. The parties further undertake not to disclose such information to third parties, strictly limiting knowledge thereof to the employees involved in performing this Agreement.

The following are exceptions to the foregoing prohibition:

1)	information which at the time of its communication is already in the public domain;

2)	information which after being communicated will enter the public domain following publication or for other reasons provided such is not a result of breach of this Agreement;

3)	information which a party can prove was already in its possession prior to communication thereof by the other party and which was not obtained directly or indirectly from that other party;

4)	information received from third parties provided such third parties have not directly or indirectly received it by virtue of a secrecy agreement.

ARTICLE 10 - CONSERVATION OF THE STOCK AND THE RAMOPLANIN

10.1	Without charging any additional fees therefor LEPETIT shall arrange to store and maintain custody of the Stock and the RAMOPLANIN produced and LEPETIT also undertakes to move it in conformity with BIOSEARCH’s

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

instructions. LEPETIT further undertakes to comply with all of the accounting and administrative formalities in connection with such storage and movement.

10.2	The Stock and the RAMOPLANIN stored in LEPETIT premises shall belong to BIOSEARCH and be considered as such by LEPETIT. LEPETIT will arrange for proper conservation of the Stock and the RAMOPLANIN in accordance with instructions to be agreed.

10.3	The Stock and the RAMOPLANIN shall be insured by LEPETIT with a leading insurance company against all risks in connection with its storage including theft, fire and robbery.

ARTICLE 11 - ORDERS

11.1	Orders

With effect from the commencement date of this Agreement, BIOSEARCH shall send LEPETIT orders for the RAMOPLANIN to be produced and delivered by LEPETIT during the subsequent [*] period subject to availability of the production procedure and the Equipment. In order to ensure optimal planning of production, the orders shall be communicated within the [*]. The delivery dates will be agreed between the parties. The quantity to be ordered by BIOSEARCH will be agreed from time to time taking account of the jointly agreed production yield.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2	Execution of the Orders

LEPETIT shall execute the orders on the agreed delivery dates. The RAMOPLANIN produced as a result of this Agreement shall be sent by LEPETIT in accordance with the instructions given by BIOSEARCH for each order. Any delays in delivering the RAMOPLANIN owing to transportation problems may not in any way be imputed to LEPETIT. As soon as manufacturing of the ordered quantity has been completed, LEPETIT will immediately notify BIOSEARCH accordingly.

11.3	Forecast Volumes

Over the next [*] BIOSEARCH envisages that it will require the quantities set forth in Exhibit A hereto. In any event BIOSEARCH will give notice of [*] (+/-[*]) or timing with respect to what is currently indicated in Exhibit A.

ARTICLE 12 - MANUFACTURING FEES AND PAYMENT TERMS

12.1	Apart from the costs of the raw materials that will be specifically charged to BIOSEARCH and be the object of separate invoicing by LEPETIT, the fee for the Manufacturing that is the subject matter of this Agreement shall be determined as follows:

for every single Manufacturing corresponding to an entire batch of industrial [*] of [*] of total volume and about [*] of useful volume (save for any

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

technical variations owing to the normal carrying out of the [*] process) as well as all the activities necessary for the [*], BIOSEARCH shall pay LEPETIT the sum of ITL. [*] ([*]) plus VAT ex-Plant. Such prices will at the end of each year be revised in accordance with variations in the ISTAT index or other index that will be introduced at the effective changeover to the EURO.

12.2	In the event of significant variations in the productivity and/or yield of the Manufacturing the parties agree to renegotiate in good faith the fee under the preceding paragraph. Should the parties fail to reach agreement on the new fee, LEPETIT shall be entitled to withdraw from this Agreement subject to giving adequate notice.

12.3	Payment of the sums under the preceding Article 12.1 shall by made by BIOSEARCH by wire transfer within [*] from the end of the month in which the invoice is issued.

ARTICLE 13 - TERM

13.1	This Agreement shall take effect from 1 January 1999 and run for a term of five years from such date

13.2	Upon expiry of the foregoing period, this Agreement will automatically renew for subsequent one year periods subject to either party’s right not to renew to be communicated in writing to the other party by registered post

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(with advice of receipt) with at least one year advance notice from the expiry date.

13.3	This Agreement may be terminated immediately by either of the parties without any notice period and subject to communicating the termination by registered letter (with advice of receipt) in the event that the other party breaches any one of its obligations and fails to remedy the breach with sixty days of being requested to do by the non-defaulting party.

13.4	BIOSEARCH shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice in the event that one of its production units becomes available provided it that notifies LEPETIT of such in writing by registered post (with advice of receipt). No indemnity shall be due to LEPETIT in such case.

13.5	LEPETIT shall have the right to withdraw from this Agreement subject to giving at least 18 months prior written notice, without incurring any penalty or having to pay any compensation or indemnity to BIOSEARCH, in the event of the further unavailability of its plants necessary for the production of its own products.

ARTICLE 14 - ASSIGNMENT

This Agreement may in no case be assigned or transferred by either party in whole or in part to third parties without the prior written consent of the other party.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LEPETIT shall have the right to assign this Agreement to other companies of the Hoechst Marion Roussel Group in Italy or other future group it will belong to subject to giving BIOSEARCH written notice thereof. BIOSEARCH shall have the right to assign this Agreement to one of its production companies subject to giving LEPETIT written notice thereof.

ARTICLE 15 - DISPUTES

The Courts of Milan shall have exclusive jurisdiction over any dispute that may arise between the parties in relation to the interpretation and/or performance of the provisions of this Agreement.

ARTICLE 16 - CONTRACTUAL EXPENSES AND TAXATION

The parties declare that the goods and services contemplated by this Agreement are subject to VAT and thus this Agreement will be registered at a fixed tax.

Lainate, 8 March 1999

Gruppo Lepetit S.p.A.	Biosearch Italia S.p.A.

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Quantities of RAMOPLANIN forecast for the duration of this Agreement from 1999 [*]

YEAR

KG

[*]

[*]

[*]

[*]

[*]

[*]	Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.